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                                                                Exhibit 5.1

                                                                April 13, 2001

The Board of Directors of
Cray Inc.

Dear Sirs:

 I refer to my opinion dated September 29, 2000, and included as Exhibit 5 to Amendment No. 1 to the Registration Statement on Form S-3 (Commission File No. 333-46092) (the "Registration Statement") filed on September 29, 2000 by Cray Inc. (the "Company"), a Washington corporation, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and my opinion dated January 3, 2001, in connection with a Prospectus Supplement to the Registration Statement filed on or about January 4, 2001, with the Commission.

I am rendering this supplemental opinion in connection with the prospectus supplement (the "Prospectus Supplement") to the base prospectus (the "Base Prospectus") filed on or about April 13, 2001, by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the sale by the Company of an aggregate of 5,824,590 shares of the Company's Common Stock, $0.01 par value per share (the "Shares"), which Shares are covered by the Registration Statement. The Shares were offered and sold in the manner described in the Prospectus Supplement and Base Prospectus.

I have acted as your counsel in connection with the preparation of the Registration Statement, the Prospectus Supplement and the Base Prospectus. I am familiar with the proceedings of the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. I have examined such other documents as I consider necessary to render this opinion.

 Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and, are validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to me under the caption "Legal Matters" in the Base Prospectus.

                                 Very truly yours,

                                 /s/ KENNETH W. JOHNSON
                                 --------------------------
                                 Kenneth W. Johnson. Esq.
                                 General Counsel



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